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                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT

This Employment Agreement is made and entered into by and between Zland inc. (the "Company") and Glenn E. Abood ("Abood").


                                    RECITALS

A. On June 7, 1999 (the "Commencement Date") Abood was employed by the Company as its President and Chief Operating Officer;

       NOW, THEREFORE, in consideration of the promises and benefits contained in this Agreement, Abood and the Company hereby agree as follows:

       1. Position and Duties: Abood shall be employed by the Company as its President and Chief Operating Officer reporting to John Veenstra, Chairman and CEO, effective June 7, 1999. As President and COO, Abood agrees to devote his full business time, energy and skill to his duties at the Company. These duties shall include, but not be limited to, any duties consistent with his position which may be assigned to Abood from the CEO. Abood will have offices in both Company headquarters as well as a new office to be opened in or about San Jose, CA.

       2. Term of Employment: Abood's employment with the Company pursuant to this Agreement shall be on an at-will basis, subject to the provisions regarding termination set forth below. Upon termination of Abood's employment with the Company, neither Abood nor the Company shall have any further obligation or liability to the other, except as set forth in Paragraphs 3(c ), 4, and 5 below.

       3. Compensation: Abood shall be compensated by the Company for his services as follows:

              (a) Base Salary: Abood shall be paid a monthly base salary of twenty thousand dollars ($20,000.00) (two hundred forty thousand dollars ($240,000.00) on an annualized basis), subject to applicable withholding and paid in accordance with the Company's normal payroll procedures. Such salary will be reviewed on an annual basis and adjustments made as deemed appropriate by the CEO and the Board of Directors. Any decrease in salary may be viewed as a material event at Abood's sole discretion and therefore trigger termination clauses as set forth in Paragraphs 4 and 5 below.

              (b) Benefits: Abood shall have the right, on the same basis as other employees of the Company, to participate in and to receive benefits under any of the Company's benefit plans, including medical, dental and group insurance plans for Abood and his immediate family. Abood shall also be entitled to participate in

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                     any 401 (k) Plan or Employee Stock Purchase Plan that the
                     Company may offer, now or in the future, in accordance with its terms. In addition, Abood shall be entitled to the benefits afforded to other employees under the Company's vacation, holiday and business expense reimbursement policies.

              (c) Executive Incentive Compensation Plan: Abood will be eligible to receive, in addition to his Base Salary, an annual incentive compensation payment which would equal, at a minimum, fifty percent (50%) of Abood's current Base Salary, and at a maximum, seventy-five (75%) of Abood's Base Salary, provided the Company achieves pre-defined goals for that period. These goals will be determined mutually between the CEO, Abood and the Board of Directors. For 1999, this bonus will be calculated on a pro-rata basis for the period between the Commencement Date and the end of the fiscal year.

                     Similar bonuses will apply in subsequent fiscal years. These payments will normally be made on a six month retroactive basis, by August 30th of the current fiscal year, and February 28th of the next fiscal year.

                     In the event that Abood terminates his employment voluntarily, Abood shall be entitled to receive a payment pro-rated in accordance with the period of Abood's employment with the Company during the applicable fiscal year, provided that the predetermined goals for that period were met. Payment in this case will be made at the normal August 30th or February 28th interval.

              (d) Stock Options: Abood will be granted a hiring option to purchase 500,000 shares of the Company's common stock at a pre-IPO price not to exceed $9.00/share. The shares subject to this option will vest as follows: (A) upon the one (1) year anniversary of the Commencement date, 25%; (B) thereafter, 2.0833% per month.

                     In addition, Abood will be granted a hiring bonus of 100,000shares of the Company's common stock at a pre-IPO price not to exceed $9.00/share. The shares subject to this option will be vested immediately.


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       4.     Benefits Upon Voluntary Termination: In the event that Abood voluntarily resigns from his employment with the Company, Abood shall be entitled to no compensation or benefits other than those earned in Paragraph 3 above through the date of his termination, unless the Company materially altered Abood's duties, responsibilities, authority or compensation from that set forth in Paragraphs 1 and 3 above. In that event, Paragraph 5(b) shall apply. Abood will have one (1) year from the date of his resignation to exercise any stock options that were vested prior to the date of his resignation.

              In the event that Abood's employment terminates as a result of his death or disability, Abood shall be entitled to the benefits described in Paragraph 5(c).

       5. Benefits Upon Other Termination: Abood agrees that his employment may be terminated by the Company at any time, with or without cause. In the event of the termination of Abood's employment by the Company for the reasons set forth below, he shall be entitled to the following:

              (a) Termination for Cause: If Abood's employment is terminated by the Company for Cause as defined below, Abood shall be entitled to no compensation or benefits other than those earned under Paragraph 3 through the date of his termination. Abood will have one (1) year from the date of his termination to exercise any stock options that were vested prior to the date of his termination.

                     For purposes of this Agreement, a termination "for Cause" may only occur if Abood is terminated for any of the following reasons:

                     (i) theft, dishonesty, or falsification of any employment or Company records;

                     (ii) improper disclosure of the Company's confidential or proprietary information;

                     (iii) failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure such failure or inability; or

                     (iv) Abood's conviction of any criminal act which impairs his ability to perform his duties under this Agreement.


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              (b)    Termination for Other Than Cause: If Abood's employment is terminated by the Company for any reason Other Than Cause and not as a result of death or disability as set forth in Paragraph 4, and not a result of a Change of Control as set forth in subparagraph 5(c) below, Abood shall be entitled to receive a lump sum severance payment equal to twelve
                     (12) month's Base Compensation plus 50% bonus, less applicable withholding, at his final monthly salary rate. This payment shall be made immediately upon termination. Abood will also be entitled to full benefits as set forth in Paragraph 3(b) above, for a period of twelve (12) months after termination. In addition, Abood shall be entitled to an acceleration of all remaining unvested stock options granted as set forth in Paragraph 3(d) for which he has up to one (1) year after the date of Termination to exercise.

                     For purposes of subparagraph 5(b), a Termination for Other Than Cause shall occur if the Company materially alters Abood's duties, responsibilities, authority or compensation from that set forth in Paragraphs 1 and 3 above.

              (c)    Termination Following a Change in Control:

                     (i) In the event a Change in Control occurs, Abood will be entitled to immediate acceleration of vesting for all stock options granted to Abood as set forth in Paragraph 3(d), as of the date of the Change in Control, for which he has up to one (1) year after the date of the Change in Control, to exercise.

                     (ii) In addition, in the event of termination of Abood's employment for any reason, or if the Company materially alters Abood's duties, responsibilities, authority or compensation from that set forth in Paragraphs 1 and 3 above, within two (2) years after a Change of Control, Abood shall be entitled to a lump sum severance payment equal to two (2) years Base Salary and 50% bonus, less applicable withholding at his final monthly salary rate. This payment shall be made immediately upon termination.

                     (iii) In addition, Abood will also be entitled to full benefits as set forth in Paragraph 3(c) above, for a period of twelve (12) months after termination.

                     (iv) For purposes of this Agreement, a "Change of Control" shall mean an Ownership Change in which the shareholders of the Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficiary interest in the voting stock of the Company after such transaction or in which the Company is not the


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                            surviving corporation. For purposes of this
                            Agreement an "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

                            A. the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock in the Company;

                            B. a merger or consolidation in which the Company is a minority party;

                            C. the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

                            D.     a liquidation or dissolution of the Company.

       6. Exclusive Remedy: Abood agrees that the severance plan described in Paragraphs 4 and 5 above shall be his sole and exclusive remedy in the event that the Company terminates his employment and he shall be entitled to no further compensation for any damage or injury arising out of the termination of his employment by the Company.

       7. Attorney's Fees: The prevailing party shall be entitled to recover from the losing party its attorney's fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

       8. Interpretation: Abood and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

       9. Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by Abood, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this agreement, except as otherwise noted herein.

       10. Entire Agreement: This Agreement constitutes the entire employment agreement between Abood and the Company regarding the terms and conditions of his employment with the exception of any stock option agreement between Abood and the Company for shares granted in Paragraph 3(d) above.

       11. Modification: This Agreement may only be modified or amended be a supplemental written agreement signed by Abood and the Company.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.



                                           Zland Corporation



Date:          5/20/99                     By:  /s/ JOHN W. VEENSTRA
     --------------------------------          ---------------------------------
                                           its: CEO
                                               --------------------------------

Date:          5/20/99                     /s/ GLENN E. ABOOD
     --------------------------------      ------------------------------------
                                               Glenn E. Abood





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